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                                                                      EXHIBIT 21

                 WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
                           SUBSIDIARIES AND AFFILIATES

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
                                                         JURISDICTION OF                 OWNERSHIP
 COMPANY                                                  INCORPORATION                   INTEREST
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
Allied Friction Products Australia Pty Ltd.            Australia                            100%
Bay State Transit Services, LLC                        Delaware                              75%
Benn Iron Foundry Ltd.                                 Canada                               100%
Boise Locomotive Company                               Delaware                             100%
Cobra Europe S.A.                                      France                               100%
Evand Pty Ltd.                                         Australia                            100%
F.I.P. Pty Ltd.                                        Australia                            100%
Gateway Rebuild Company                                Delaware                             100%
Greysham Railway Friction Products                     India                                 65%
H.P. s.r.l.                                            Italy                                100%
MCM Tecnologia S.A., de C.V.                           Mexico                               100%
Microphor Company                                      Delaware                             100%
MotivePower Canada Corporation                         Nova Scotia                          100%
MotivePower Foreign Sales Corporation                  Barbados                             100%
MotivePower Industries, Inc.                           Delaware                             100%
MotivePower Industries Australia Pty. Limited          Australia                            100%
MotivePower International I, Inc.                      Delaware                             100%
MotivePower International II, Inc.                     Delaware                             100%
MotivePower Investments Limited                        Delaware                             100%
MotivePower USA, Inc.                                  Delaware                             100%
Motor Coils de Mexico S.A., de C.V.                    Mexico                               100%
MotorCoils Manufacturing Company                       Pennsylvania                         100%
MPI Comercial S.A., de C.V.                            Mexico                               100%
MPI Industries de Mexico S.A. de C.V.                  Mexico                               100%
MPI Noreste S.A., de C.V.                              Mexico                               100%
MPI Pacifo-Norte S.A., de C.V.                         Mexico                               100%
MPI Sureste S.A., de C.V.                              Mexico                               100%
Ontario Transit, Ltd.                                  Canada                                50%
Pioneer Friction                                       India                                 51%
Railroad Friction Products Corporation                 Delaware                             100%
RFI Properties, Inc.                                   Delaware                             100%
RFPC Holding Corporation                               Delaware                             100%
RFS (E) Limited                                        United Kingdom                       100%
Stone Safety Service Corp                              New Jersey                           100%
Stone UK, Ltd.                                         United Kingdom                       100%
Technical Service & Marketing, LLC                     Delaware                             100%
TFL, Inc.                                              Delaware                             100%
ThermoSealed Castings Ltd.                             Canada                               100%
Vapor Canada Inc.                                      Canada                               100%
Vapor Corporation                                      Delaware                             100%
Vapor UK Limited                                       United Kingdom                       100%
Wabco/MPI de Mexico S.A., de C.V.                      Mexico                               100%
Wabtec Corporation                                     New York                             100%
Westinghouse International Corporation                 Barbados                             100%
Westinghouse Railway (Canada), Ltd.                    Canada                               100%
Westinghouse Railway Holdings (Canada) Inc.            Canada                               100%
Young Radiator Company                                 Wisconsin                            100%
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